Exhibit 99.1


[NEUROLOGIX GRAPHIC OMITTED]



Company Contact:                     Investor Relations Contacts:
Neurologix, Inc.                     Lippert/Heilshorn & Associates, Inc.
Michael Sorell, CEO                  Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451                       Shayne Payne (spayne@lhai.com)
www.neurologix.net                   (212) 838-3777

August 12, 2005

             NEUROLOGIX REPORTS SECOND QUARTER FINANCIAL RESULTS;
                           PROVIDES CLINICAL UPDATE


FORT LEE, N.J. (August 12, 2005) - Neurologix, Inc. (OTCBB: NRGX), which is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system primarily utilizing gene therapies, today reported financial results for the three and six months ended
June 30, 2005.

The net loss for the three months ended June 30, 2005 was $1.322 million, or $0.05 per share, compared with a net loss for the second quarter of 2004 of $866,000, or $0.04 per share.

Research and development expenses for the quarter were $811,000, an increase of $378,000 from the comparable 2004 quarter. The increase was largely attributable to costs incurred by the Company in connection with its agreement, signed in May 2005, with Medtronic, Inc. for the development of a micro-infusion catheter for gene delivery; its ongoing research agreement with Auckland Uniservices for production of the viral vector used to deliver genes;
and its licensing in May 2005 from KEIO University in Tokyo, Japan of a gene for the potential treatment of Alzheimer's disease. Treatment-related costs were comparable in both quarters and reflect costs associated with the Company's ongoing Phase I trial for the treatment of Parkinson's disease.

General and administrative expenses were $568,000, an increase of $110,000 from the comparable quarter in 2004. The increase is primarily attributable to expenses associated with higher headcount, legal and corporate consultations, and costs associated with being a public company.

Cash, cash equivalents and investments being held to maturity were approximately $5.8 million as of June 30, 2005.

The net loss for the six months ended June 30, 2005 was $2.219 million, or $0.09 per share, compared with a net loss for the six months ended June 2004 of $1.562 million, or $0.08 per share. The increase in loss was principally related to increases in research and development expenses and general and administrative expenses occurring in the second quarter of 2005 as well as increases in patient costs during the first quarter of 2005.

Commenting on the Company's recent progress, Neurologix CEO Michael Sorell,
M.D., said, "This was an event-driven quarter for us, marked by the completion of all neurosurgical gene transfer procedures in our landmark, 12-patient, dose-escalating Phase I clinical trial of gene therapy for Parkinson's disease. To date, we have observed no treatment-related adverse events in these patients, who were all treated on a single side of the brain. Based on these results, we plan to submit to the U.S. Food and Drug Administration (FDA) during the second half of 2005 a request to amend the Phase I study to treat additional patients bilaterally (on both sides of the brain) in preparation for a pivotal efficacy trial."

"Regarding corporate development, we continue to expand our relationship with Medtronic as evidenced by our joint development, manufacturing and commercialization agreement for micro-infusion catheters designed to deliver gene therapy into the brain and central nervous system. In addition, Medtronic increased its equity investment in Neurologix."

Dr. Sorell noted that the Company's current cash and investment position is expected to be sufficient to fund the expansion of the Company's Phase I
Parkinson's trial and to initiate a previously planned Phase I epilepsy trial.
Neurologix also plans additional staffing later this year.

About Neurologix

Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended, and which are made pursuant to the Private
Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects,"
"anticipates," "estimates," "plans," "intends," "projects," "predicts,"
"believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

     o The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2005, it has incurred net losses and negative cash flows from operating activities of $10,993,000 and $9,704,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.
          Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.
     o If the ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.
     o Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.
     o There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2004 Annual Report on Form 10-KSB.
Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

                              (Tables to follow)

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

                        NEUROLOGIX, INC. AND SUBSIDIARY
                         (A Development Stage Company)
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
            (Amounts in thousands, except share and per share data)

                                                                             June 30,
                                                                               2005
                                                                          --------------
ASSETS                                                                     (UNAUDITED)
Current assets:

  Cash and cash equivalents                                                     $1,769
  Investments being held to maturity                                             3,997
  Prepaid expenses and other current assets                                         58
                                                                          ----------------
     Total current assets                                                        5,824

Equipment, less accumulated depreciation of $221                                   170
Intangible assets, less accumulated amortization of $68                            406
Investments in unconsolidated affiliates                                             8
Other assets                                                                         6
                                                                          ----------------
   Total Assets                                                                 $6,414
                                                                          ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                                           $226
  Current portion of capital lease obligations                                      15
                                                                          ----------------
   Total current liabilities                                                       241

  Capital lease obligations, net of current portion                                  5
                                                                          ----------------
   Total Liabilities                                                               246
                                                                          ----------------

Commitments and contingencies
Stockholders' equity:
  Preferred stock:
      Series A - $.06 per share cumulative, convertible 1-for-25 into common stock; $.10 par value; 500,000 shares authorized,
      645 shares issued and outstanding with an aggregate
      liquidation preference of $1 per share                                         -
  Common stock:
      $.001 par value; 60,000,000 shares authorized, 26,532,924
      issued and outstanding                                                        27
Additional paid-in capital                                                      17,968
Unearned compensation                                                             (834)
Deficit accumulated during the development stage                               (10,993)
                                                                          ----------------
   Total stockholders' equity                                                    6,168
                                                                          ----------------
   Total Liabilities and Stockholders' Equity                                   $6,414
                                                                          ================


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

                                               NEUROLOGIX, INC.
                                         (A Development Stage Company)
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (UNAUDITED)
                            (Amounts in thousands, except share and per share data)

                                                                                                              For the period
                                                                                                            February 12, 1999
                                                   Six Months                     Three Months             (inception) through
                                                 Ended June 30,                  Ended June 30,               June 30, 2005
                                         --------------------------------------------------------------------------------------
                                              2005             2004             2005            2004
                                         --------------------------------------------------------------------------------------

Operating expenses:
    Research and development                   $1,313            $767            $811            $433                 $6,296
    General and administrative expenses           997             801             568             458                  4,517
                                         ---------------------------------------------------------------------------------------
Loss from operations                           (2,310)         (1,568)         (1,379)           (891)               (10,813)
                                         ---------------------------------------------------------------------------------------

Other income (expense):
Dividend, interest and other income                93              25              58              25                    227
Interest expense-related parties                   (2)            (19)             (1)              -                   (407)
                                         ---------------------------------------------------------------------------------------
     Other income (expense), net                   91               6              57              25                   (180)
                                         ---------------------------------------------------------------------------------------
Net loss                                      $(2,219)        $(1,562)        $(1,322)          $(866)              $(10,993)
                                         =======================================================================================

Basic and diluted net loss per share          $ (0.09)         $(0.08)         $(0.05)         $(0.04)
                                         =================================================================

Weighted average common shares
outstanding, basic and diluted             24,839,303      18,992,874      25,980,353      22,519,214
                                         =================================================================


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